Sub-Item 77O (1)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
-BNY Mellon Absolute Insight Multi-Strategy Fund

On April 5, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 267 3.477% Senior Notes due 2026 issued by Mizuho Financial Group, Inc. (CUSIP No. USJ4599LAL65) (the "Notes") at a purchase price of $100.00 per Note, including underwriter compensation of 0.45%. The Notes were purchased from Mizuho Securities USA Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
BNP Paribas
BNY Mellon Capital Markets, LLC
Capital One Securities, Inc.
CIBC Capital Markets Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
KKR Capital Markets LLC
Mizuho Securities USA Inc.
UBS Securities LLC
US Bancorp Investments, Inc.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on July 25, 2016. These materials include additional information about the terms of the transaction.

EXHIBIT B
NOTIFICATION FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

Fund Name: BNYM Absolute Insight Multi-Strategy Fund

1. Account/Fund Name: BNYM Absolute Insight Multi-Strategy Fund
2. Anticipated Purchase Date: 4/5/2016
3. Total Net Assets of Account/Fund:$ 156,514,236.52
4. Type and Description of Security to be Purchased: Mizuho Finl Group 3.477%, 08/04/2026
5. Credit Rating of Security (Rating/Rating Agency): Moody's: A1 S&P: A-
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Mizuho Securities USA Inc
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: $1,750,000,000
9. CUSIP: USJ4599LAL65 (ISIN)
10. Amount Purchased by Account/Fund: 267 units
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.015 %
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.17 %
13. Purchase Price of Securities: 100.00
14. Commission/Spread Received by Principal Underwriters: 0.45 %
15. Yield (as applicable): 3.477 %
16. Average Yield of Security When Purchased for other Insight Accounts as a New Issue: 3.477 %

The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy.

ALL OF THE FOLLOWING QUESTIONS MUST BE ANSWERED:
***Mutual Fund Purchases Only** (See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): YES
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes):

++

Sub-Item 77O (2)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

-BNY Mellon Absolute Insight Multi-Strategy Fund

On April 25, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 305 2.625% Notes due 2021 issued by The Goldman Sachs Group, Inc. (CUSIP No. 38141GVU5) (the "Notes") at a purchase price of $99.935 per Note, including underwriter compensation of 0.35%. The Notes were purchased from Goldman Sachs & Co., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Goldman, Sachs & Co.
ABN AMRO Securities (USA) LLC
ANZ Securities Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC
BBVA Securities Inc.
BNY Mellon Capital Markets, LLC
Capital One Securities, Inc.
Credit Agricole Securities (USA) Inc.
Drexel Hamilton, LLC
Fifth Third Securities, Inc.
ING Financial Markets LLC
KeyBanc Capital Markets Inc.
Lloyds Securities Inc.
Loop Capital Markets, LLC
Mischler Financial Group, Inc.
Mizuho Securities USA Inc.
Natixis Securities Americas LLC
PNC Capital Markets LLC
Regions Securities LLC
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
SunTrust Robinson Humphrey, Inc.
Telsey Advisory Group LLC
TD Securities (USA) LLC
US Bancorp Investments, Inc.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a

Board meeting held on July 25, 2016. These materials include additional information about the terms of the transaction.

Sub-Item 77O (3)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

-BNY Mellon Absolute Insight Multi-Strategy Fund

On April 26, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 262 2.75% Senior Notes due 2026 issued by Liberty Mutual Group Inc. (CUSIP No. XS1403499848) (the "Notes") at a purchase price of $111.786 per Note, including underwriter compensation of 0.45%. The Notes were purchased from Deutsche Bank AG, London Branch, a member of the underwriting syndicate of which BNY Mellon Capital Markets EMEA Limited, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets EMEA Limited received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Citigroup Global Markets Limited
Deutsche Bank AG, London Branch
HSBC Bank plc
Merrill Lynch International
Wells Fargo Securities International Limited
Bank of Montreal, London Branch
Barclays Bank PLC
Credit Suisse Securities (Europe) Limited
Goldman Sachs International
J.P. Morgan Securities plc
Lloyds Bank plc
Mitsubishi UFG Securities International plc
U.S. Bancorp Investments, Inc.
BNY Mellon Capital Markets EMEA Limited
The Royal Bank of Scotland plc
The Williams Capital Group, L.P.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on July 25, 2016. These materials include additional information about the terms of the transaction.

EXHIBIT B

NOTIFICATION FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

Fund Name: BNYM Absolute Insight Multi-Strategy Fund

1. Account/Fund Name: BNYM Absolute Insight Multi-Strategy Fund
2. Anticipated Purchase Date: 4/26/2016
3. Total Net Assets of Account/Fund:$ 174,675,179.99
4. Type and Description of Security to be Purchased: Liberty Mutual Group Inc 2.75%, 04/05/2026
5. Credit Rating of Security (Rating/Rating Agency): Moody's: Baa2 S&P: BBB Fitch: BBB-
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Deutsche Bank
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: €750,000,000 (USD 848747748.40)
9. CUSIP: XS1403499848 ISIN
10. Amount Purchased by Account/Fund: 262 units
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.034 %
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.16 %
13. Purchase Price of Securities: €99.277 (USD 111.786)
14. Commission/Spread Received by Principal Underwriters: 0.45 %
15. Yield (as applicable): 2.75 %
16. Average Yield of Security When Purchased for other Insight Accounts as a New Issue: 2.75 %

The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy.

ALL OF THE FOLLOWING QUESTIONS MUST BE ANSWERED:

Mutual Fund Purchases Only (See Fund Rule 10f-3 procedures for more information):

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): Yes

++

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	7/11/16